Exhibit 99.1

SCHWAB REPORTS THIRD QUARTER RESULTS
Total Client Assets Increased 27% Year-Over-Year to a Record $9.92 Trillion
Core Net New Assets Equaled $95.3 Billion, Year-To-Date Exceeds $250 Billion
Quarterly Net Revenues Grew 5% Year-Over-Year to $4.8 Billion

WESTLAKE, Texas, October 15, 2024 – The Charles Schwab Corporation reported net income for the third quarter totaling $1.4 billion, or $.71 diluted earnings per common share. Excluding $153 million of pre-tax transaction-related costs, adjusted (1) net income and diluted common earnings per share equaled $1.5 billion and $.77, respectively.

Client Driven Growth	$95.3B 3Q24 Core Net New Assets
“Our momentum with clients continues to build following the successful completion of the Ameritrade conversion earlier this year. Third quarter net asset gathering of over $95 billion pushed year-to-date core net new assets to $252 billion – up 10% versus 2023 year-to-date.”
Co-Chairman and CEO Walt Bettinger

Modern Wealth Solutions	$40B YTD Net Inflows to Schwab’s Managed Investing Solutions
“Record YTD flows into Schwab Wealth AdvisoryTM helped Managed Investing net flows reach $40 billion – an increase of 65% versus 2023 year-to-date. Converted Retail Ameritrade client interest in wealth solutions remains robust, accounting for approximately 35% of these flows.”
Co-Chairman and CEO Walt Bettinger

Diversified Operating Model	41.2% 3Q24 Adjusted Pre-Tax Profit Margin (1)
“Third quarter revenue increased 5% versus 3Q23, driven by sustained investor engagement and market performance. The combination of growing revenue and expense discipline yielded a 38.0% pre-tax profit margin – 41.2% adjusted (1).”
CFO Mike Verdeschi

Balance Sheet Management	$8.9B 3Q24 Reduction in Bank Supplemental Funding (2)
“Client transactional sweep cash grew by $9 billion sequentially, including net inflows of $17 billion in September. This build in client cash on the balance sheet helped us reduce Bank Supplemental Funding by $8.9 billion sequentially.”
CFO Mike Verdeschi

3Q24 Client and Business Highlights

•Healthy net asset gathering and equity market resilience resulted in record total client assets of $9.92 trillion
•Active brokerage accounts reached 36.0 million, up 4% versus September 2023
•Core net new assets equaled $95.3 billion, bringing the year-to-date total to $252.1 billion – a 10% increase versus 2023 year-to-date
•Assets receiving ongoing advisory services are up 6% sequentially and up 26% versus September 2023, including record net flows into Schwab Wealth AdvisoryTM
•Margin balances grew sequentially by 2% to $73.0 billion, up 17% from year-end 2023
•Trading activity increased relative to the prior quarter as client engagement remained strong
•Schwab ranked #1 by J.D. Power in Participant Satisfaction with Retirement Plan Digital Experiences (3)
•Charles Schwab Bank rated #1 in Investor’s Business Daily Most Trusted Financial Companies survey (4)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights	2024	2023	Change	2024	2023	Change

Net revenues (in millions)	$4,847	$4,606	5%	$14,277	$14,378	(1)%
Net income (in millions)
GAAP	$1,408	$1,125	25%	$4,102	$4,022	2%
Adjusted	$1,525	$1,518	—	$4,459	$4,792	(7)%
Diluted earnings per common share
GAAP	$.71	$.56	27%	$2.05	$2.03	1%
Adjusted	$.77	$.77	—	$2.25	$2.45	(8)%
Pre-tax profit margin
GAAP	38.0%	30.0%		37.7%	36.1%
Adjusted	41.2%	41.3%		41.0%	43.1%
Return on average common
stockholders’ equity (annualized)	14%	14%		14%	18%
Return on tangible
common equity (annualized) (1)	31%	58%		33%	66%

Note: Items labeled “adjusted” are non-GAAP financial measures; further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release. All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

3Q24 Financial Commentary

•Net revenues grew on both a year-over-year and sequential basis, up 5% and 3%, respectively
•Sequential net interest margin expanded modestly to 2.08%
•Client transactional sweep cash balances finished September at $384.0 billion, a sequential increase of $9.2 billion
•Bank Supplemental Funding (2) declined sequentially by $8.9 billion to $64.8 billion at September month-end
•Asset management and administration fees achieved a new quarterly record of $1.5 billion
•Trading revenue increased 4% versus 3Q23 as a result of higher volumes and changes in trading mix
•GAAP expenses for the quarter declined 7% versus 3Q23
•Third quarter acquisition and integration-related costs, amortization of acquired intangibles, and restructuring costs equaled $153 million, or a decline of $367 million versus 3Q23; exclusive of these items, adjusted total expenses (1) increased by 6%
•Capital ratios across the firm continue to build – including preliminary consolidated Tier 1 Leverage and adjusted Tier 1 Leverage (1) reaching 9.7% and 6.7%, respectively

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release.
(2) Bank Supplemental Funding includes repurchase agreements at the banks, Schwab Bank Certificates of Deposit (CDs), and Federal Home Loan Bank balances.
(3) Charles Schwab received the highest score in the J.D. Power 2021-2022, and 2024 U.S. Retirement Plan Digital Satisfaction Studies, which measures group retirement plan participant satisfaction with plan provider digital experiences. Visit https://www.jdpower.com/business/awards for more details. Use of study results in promotional materials is subject to a license fee.
(4) The Investor’s Business Daily Most Trusted Bank accolade/recognition was published by Investor’s Business Daily on September 20, 2024, and is licensed for a 15-month timeframe. The criteria, evaluation, and ranking were determined by Investor’s Business Daily in conjunction with its research partner, TechnoMetrica Market Intelligence, and were based on consumer surveys conducted May-July 2024. (https://www.investors.com/news/most-trusted-financial-companies-top-30-list-2024/) Schwab paid a licensing fee to York Graphic Services, LLC. for uses of the award and logos through January 4, 2026.

Fall Business Update
The company will host its Fall Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to asset gathering and the company’s momentum with clients; client interest in wealth solutions; the company’s diversified operating model; and capital ratios. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 36.0 million active brokerage accounts, 5.4 million workplace plan participant accounts, 2.0 million banking accounts, and $9.92 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

Contact Information

MEDIA
Mayura Hooper, 415-667-1525
public.relations@schwab.com

INVESTORS/ANALYSTS
Jeff Edwards, 817-854-6177
investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Revenues
Interest revenue	$3,928	$4,028	$11,686	$12,148
Interest expense	(1,706)	(1,791)	(5,073)	(4,851)
Net interest revenue	2,222	2,237	6,613	7,297
Asset management and administration fees	1,476	1,224	4,207	3,515
Trading revenue	797	768	2,391	2,463
Bank deposit account fees	152	205	488	531
Other	200	172	578	572
Total net revenues	4,847	4,606	14,277	14,378
Expenses Excluding Interest
Compensation and benefits	1,522	1,770	4,510	4,906
Professional services	256	275	756	805
Occupancy and equipment	271	305	784	923
Advertising and market development	101	102	296	293
Communications	147	151	460	485
Depreciation and amortization	231	198	692	566
Amortization of acquired intangible assets	130	135	389	404
Regulatory fees and assessments	88	114	309	277
Other	259	173	694	535
Total expenses excluding interest	3,005	3,223	8,890	9,194
Income before taxes on income	1,842	1,383	5,387	5,184
Taxes on income	434	258	1,285	1,162
Net Income	1,408	1,125	4,102	4,022
Preferred stock dividends and other	109	108	341	299
Net Income Available to Common Stockholders	$1,299	$1,017	$3,761	$3,723
Weighted-Average Common Shares Outstanding:
Basic	1,829	1,821	1,827	1,825
Diluted	1,834	1,827	1,833	1,832
Earnings Per Common Shares Outstanding (1):
Basic	$.71	$.56	$2.06	$2.04
Diluted	$.71	$.56	$2.05	$2.03
(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q3-24 % change		2024			2023
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-23	Q2-24	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	(1)%	3%	$2,222	$2,158	$2,233	$2,130	$2,237
Asset management and administration fees	21%	7%	1,476	1,383	1,348	1,241	1,224
Trading revenue	4%	3%	797	777	817	767	768
Bank deposit account fees	(26)%	(1)%	152	153	183	174	205
Other	16%	(9)%	200	219	159	147	172
Total net revenues	5%	3%	4,847	4,690	4,740	4,459	4,606
Expenses Excluding Interest
Compensation and benefits (1)	(14)%	5%	1,522	1,450	1,538	1,409	1,770
Professional services	(7)%	(1)%	256	259	241	253	275
Occupancy and equipment	(11)%	9%	271	248	265	331	305
Advertising and market development	(1)%	(6)%	101	107	88	104	102
Communications	(3)%	(15)%	147	172	141	144	151
Depreciation and amortization	17%	(1)%	231	233	228	238	198
Amortization of acquired intangible assets	(4)%	1%	130	129	130	130	135
Regulatory fees and assessments	(23)%	(8)%	88	96	125	270	114
Other (2)	50%	4%	259	249	186	386	173
Total expenses excluding interest	(7)%	2%	3,005	2,943	2,942	3,265	3,223
Income before taxes on income	33%	5%	1,842	1,747	1,798	1,194	1,383
Taxes on income	68%	5%	434	415	436	149	258
Net Income	25%	6%	1,408	1,332	1,362	1,045	1,125
Preferred stock dividends and other	1%	(10)%	109	121	111	119	108
Net Income Available to Common Stockholders	28%	7%	$1,299	$1,211	$1,251	$926	$1,017
Earnings per common share (3):
Basic	27%	8%	$.71	$.66	$.69	$.51	$.56
Diluted	27%	8%	$.71	$.66	$.68	$.51	$.56
Dividends declared per common share	—	—	$.25	$.25	$.25	$.25	$.25
Weighted-average common shares outstanding:
Basic	—	—	1,829	1,828	1,825	1,823	1,821
Diluted	—	—	1,834	1,834	1,831	1,828	1,827
Performance Measures
Pre-tax profit margin			38.0%	37.2%	37.9%	26.8%	30.0%
Return on average common stockholders’ equity (annualized) (4)			14%	14%	15%	12%	14%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	5%	37%	$34.9	$25.4	$31.8	$43.3	$33.3
Cash and investments segregated	81%	55%	33.7	21.7	25.9	31.8	18.6
Receivables from brokerage clients — net	7%	2%	74.0	72.8	71.2	68.7	69.1
Available for sale securities	(18)%	(4)%	90.0	93.6	101.1	107.6	110.3
Held to maturity securities	(8)%	(2)%	149.9	153.2	156.4	159.5	162.5
Bank loans — net	7%	3%	43.3	42.2	40.8	40.4	40.3
Total assets	(2)%	4%	466.1	449.7	468.8	493.2	475.2
Bank deposits	(13)%	(2)%	246.5	252.4	269.5	290.0	284.4
Payables to brokerage clients	23%	12%	89.2	80.0	84.0	84.8	72.8
Other short-term borrowings	39%	6%	10.6	10.0	8.4	6.6	7.6
Federal Home Loan Bank borrowings	(29)%	(7)%	22.6	24.4	24.0	26.4	31.8
Long-term debt	(10)%	—	22.4	22.4	22.9	26.1	24.8
Stockholders’ equity	25%	7%	47.2	44.0	42.4	41.0	37.8
Other
Full-time equivalent employees (at quarter end, in thousands)	(11)%	(1)%	32.1	32.3	32.6	33.0	35.9
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	(46)%	47%	$135	$92	$122	$199	$250
Expenses excluding interest as a percentage of average client assets (annualized)			0.12%	0.13%	0.14%	0.16%	0.16%
Clients’ Daily Average Trades (DATs) (in thousands)	9%	4%	5,697	5,486	5,958	5,192	5,218
Number of Trading Days	2%	1%	63.5	63.0	61.0	62.5	62.5
Revenue Per Trade (5)	(6)%	(2)%	$2.20	$2.25	$2.25	$2.36	$2.35

(1) Fourth quarter of 2023 includes $16 million in restructuring costs. Third quarter of 2023 includes $276 million in restructuring costs.
(2) Fourth quarter of 2023 includes $181 million in restructuring costs.
(3) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(4) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(5) Revenue per trade is calculated as trading revenue divided by the product of DATs multiplied by the number of trading days.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2024			2023			2024			2023
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$27,623	$369	5.24%	$34,391	$459	5.22%	$30,128	$1,205	5.26%	$38,700	$1,419	4.83%
Cash and investments segregated	26,220	345	5.15%	21,987	285	5.08%	25,744	1,014	5.18%	29,752	1,041	4.61%
Receivables from brokerage clients	73,102	1,431	7.66%	63,760	1,282	7.87%	68,557	4,042	7.75%	61,682	3,533	7.55%
Available for sale securities (1)	98,645	531	2.14%	129,545	724	2.22%	104,830	1,680	2.13%	143,360	2,340	2.17%
Held to maturity securities	151,004	650	1.71%	163,904	706	1.72%	154,231	1,998	1.72%	167,405	2,172	1.73%
Bank loans	42,653	484	4.52%	40,177	426	4.23%	41,585	1,384	4.44%	40,183	1,227	4.08%
Total interest-earning assets	419,247	3,810	3.58%	453,764	3,882	3.37%	425,075	11,323	3.52%	481,082	11,732	3.23%
Securities lending revenue		87			105			258			341
Other interest revenue		31			41			105			75
Total interest-earning assets	$419,247	$3,928	3.69%	$453,764	$4,028	3.50%	$425,075	$11,686	3.63%	$481,082	$12,148	3.35%
Funding sources
Bank deposits	$248,405	$841	1.35%	$290,853	$911	1.24%	$260,254	$2,602	1.34%	$315,309	$2,392	1.01%
Payables to brokerage clients	72,700	79	0.43%	63,731	66	0.41%	69,586	229	0.44%	68,548	205	0.40%
Other short-term borrowings	10,821	150	5.52%	7,315	97	5.26%	9,164	382	5.57%	7,286	280	5.13%
Federal Home Loan Bank borrowings	22,621	310	5.38%	36,287	477	5.18%	24,347	988	5.36%	35,896	1,387	5.11%
Long-term debt	22,446	208	3.71%	23,492	193	3.30%	23,299	640	3.66%	21,685	489	3.01%
Total interest-bearing liabilities	376,993	1,588	1.67%	421,678	1,744	1.64%	386,650	4,841	1.67%	448,724	4,753	1.41%
Non-interest-bearing funding sources	42,254			32,086			38,425			32,358
Securities lending expense		118			46			230			96
Other interest expense		—			1			2			2
Total funding sources	$419,247	$1,706	1.61%	$453,764	$1,791	1.56%	$425,075	$5,073	1.59%	$481,082	$4,851	1.35%
Net interest revenue		$2,222	2.08%		$2,237	1.94%		$6,613	2.04%		$7,297	2.00%
(1) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2024			2023			2024			2023
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$551,945	$379	0.27%	$414,074	$270	0.26%	$525,166	$1,072	0.27%	$368,788	$735	0.27%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	603,314	118	0.08%	485,326	99	0.08%	569,608	337	0.08%	466,995	284	0.08%
Mutual Fund OneSource® and other no-transaction- fee funds	354,664	224	0.25%	255,039	170	0.26%	335,813	647	0.26%	235,561	469	0.27%
Other third-party mutual funds and ETFs	611,555	106	0.07%	632,902	127	0.08%	606,026	314	0.07%	663,577	393	0.08%
Total mutual funds, ETFs, and CTFs (1)	$2,121,478	$827	0.16%	$1,787,341	$666	0.15%	$2,036,613	$2,370	0.16%	$1,734,921	$1,881	0.14%
Advice solutions (1)
Fee-based	$554,726	$559	0.40%	$468,305	$476	0.40%	$528,850	$1,572	0.40%	$455,730	$1,393	0.41%
Non-fee-based	114,307	—	—	97,957	—	—	110,191	—	—	95,951	—	—
Total advice solutions	$669,033	$559	0.33%	$566,262	$476	0.33%	$639,041	$1,572	0.33%	$551,681	$1,393	0.34%
Other balance-based fees (2)	795,737	72	0.04%	610,450	64	0.04%	759,645	210	0.04%	588,922	189	0.04%
Other (3)		18			18			55			52
Total asset management and administration fees		$1,476			$1,224			$4,207			$3,515
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-24 % Change		2024			2023
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-23	Q2-24	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents, and bank deposits	(5)%	1%	$334.1	$330.7	$348.2	$368.3	$353.1
Bank deposit account balances	(16)%	(1)%	84.0	84.5	90.2	97.4	99.5
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	29%	5%	562.1	533.6	515.7	476.4	436.3
Equity and bond funds and CTFs (2)	36%	7%	228.9	214.4	206.0	186.7	167.9
Total proprietary mutual funds and CTFs	31%	6%	791.0	748.0	721.7	663.1	604.2
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	24%	4%	358.0	344.8	329.2	306.2	288.0
Mutual fund clearing services	29%	6%	280.8	264.7	248.1	233.4	216.9
Other third-party mutual funds	17%	5%	1,236.5	1,177.5	1,182.9	1,126.5	1,055.3
Total Mutual Fund Marketplace	20%	5%	1,875.3	1,787.0	1,760.2	1,666.1	1,560.2
Total mutual fund assets	23%	5%	2,666.3	2,535.0	2,481.9	2,329.2	2,164.4
Exchange-traded funds
Proprietary ETFs (2)	35%	10%	385.9	349.6	342.9	319.4	286.2
Other third-party ETFs	40%	9%	1,888.2	1,738.6	1,676.6	1,521.7	1,352.6
Total ETF assets	39%	9%	2,274.1	2,088.2	2,019.5	1,841.1	1,638.8
Equity and other securities	33%	5%	3,839.6	3,648.8	3,467.7	3,163.5	2,886.4
Fixed income securities	6%	—	795.4	792.0	779.0	779.7	747.4
Margin loans outstanding	12%	2%	(73.0)	(71.7)	(68.1)	(62.6)	(65.1)
Total client assets	27%	5%	$9,920.5	$9,407.5	$9,118.4	$8,516.6	$7,824.5
Client assets by business
Investor Services	28%	5%	$5,305.9	$5,055.7	$4,852.2	$4,519.1	$4,157.7
Advisor Services	26%	6%	4,614.6	4,351.8	4,266.2	3,997.5	3,666.8
Total client assets	27%	5%	$9,920.5	$9,407.5	$9,118.4	$8,516.6	$7,824.5
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (4)	28%	(8)%	$36.7	$39.9	$34.9	$25.0	$28.6
Advisor Services (5)	176%	58%	54.1	34.3	53.3	41.3	19.6
Total net new assets	88%	22%	$90.8	$74.2	$88.2	$66.3	$48.2
Net market gains (losses)			422.2	214.9	513.6	625.8	(239.5)
Net growth (decline)			$513.0	$289.1	$601.8	$692.1	$(191.3)
New brokerage accounts (in thousands, for the quarter ended)	9%	(1)%	972	985	1,094	910	894
Client accounts (in thousands)
Active brokerage accounts	4%	1%	35,982	35,612	35,301	34,838	34,540
Banking accounts	9%	1%	1,954	1,931	1,885	1,838	1,799
Workplace Plan Participant Accounts (6)	5%	—	5,388	5,363	5,277	5,221	5,141

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of September 30, 2024, off-platform equity and bond funds, CTFs, and ETFs were $34.4 billion, $4.1 billion, and $129.3 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Third quarter of 2024 includes net outflows of $4.4 billion from off-platform Schwab Bank Retail CDs and an outflow of $0.1 billion from an international relationship. Second quarter of 2024 includes net inflows of $2.7 billion from off-platform Schwab Bank Retail CDs and an inflow of $10.3 billion from a mutual fund clearing services client. First quarter of 2024 includes net outflows of $7.4 billion from off-platform Schwab Bank Retail CDs. Fourth quarter of 2023 includes net inflows of $2.4 billion from off-platform Schwab Bank Retail CDs and outflows of $5.8 billion from an international relationship. Third quarter of 2023 includes net inflows of $3.3 billion from off-platform Schwab Bank Retail CDs.
(5) Fourth quarter of 2023 includes outflows of $6.4 billion from an international relationship. Third quarter of 2023 includes an outflow of $0.8 billion from an international relationship.
(6) Beginning in the fourth quarter 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. Third quarter 2023 has been recast to reflect this change.

The Charles Schwab Corporation Monthly Activity Report For September 2024

	2023				2024									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	33,508	33,053	35,951	37,690	38,150	38,996	39,807	37,816	38,686	39,119	40,843	41,563	42,330	2%	26%
Nasdaq Composite®	13,219	12,851	14,226	15,011	15,164	16,092	16,379	15,658	16,735	17,733	17,599	17,714	18,189	3%	38%
Standard & Poor’s® 500	4,288	4,194	4,568	4,770	4,846	5,096	5,254	5,036	5,278	5,460	5,522	5,648	5,762	2%	34%
Client Assets (in billions of dollars)
Beginning Client Assets	8,094.7	7,824.5	7,653.4	8,180.6	8,516.6	8,558.1	8,879.5	9,118.4	8,847.5	9,206.3	9,407.5	9,572.1	9,737.7
Net New Assets (1)	27.2	5.0	19.2	42.1	14.8	31.7	41.7	10.0	31.0	33.2	29.0	31.5	30.3	(4)%	11%
Net Market Gains (Losses)	(297.4)	(176.1)	508.0	293.9	26.7	289.7	197.2	(280.9)	327.8	168.0	135.6	134.1	152.5
Total Client Assets (at month end)	7,824.5	7,653.4	8,180.6	8,516.6	8,558.1	8,879.5	9,118.4	8,847.5	9,206.3	9,407.5	9,572.1	9,737.7	9,920.5	2%	27%
Core Net New Assets (1,2)	27.1	11.3	21.7	43.1	17.2	33.4	45.0	1.0	31.1	29.1	29.0	32.8	33.5	2%	24%
Receiving Ongoing Advisory Services (at month end)
Investor Services	533.0	522.2	557.0	581.4	584.1	601.8	618.5	602.2	624.0	632.9	649.1	663.7	675.1	2%	27%
Advisor Services (3)	3,448.0	3,380.3	3,604.4	3,757.4	3,780.4	3,902.5	4,009.5	3,893.9	4,027.3	4,090.0	4,185.4	4,268.1	4,343.8	2%	26%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	34,540	34,571	34,672	34,838	35,017	35,127	35,301	35,426	35,524	35,612	35,743	35,859	35,982	—	4%
Banking Accounts	1,799	1,812	1,825	1,838	1,856	1,871	1,885	1,901	1,916	1,931	1,937	1,940	1,954	1%	9%
Workplace Plan Participant Accounts (4)	5,141	5,212	5,212	5,221	5,226	5,268	5,277	5,282	5,345	5,363	5,382	5,373	5,388	—	5%
Client Activity
New Brokerage Accounts (in thousands)	280	284	286	340	366	345	383	361	314	310	327	324	321	(1)%	15%
Client Cash as a Percentage of Client Assets (5)	10.8%	11.2%	10.7%	10.5%	10.5%	10.2%	10.0%	10.2%	9.9%	9.7%	9.6%	9.5%	9.5%	—	(130) bp
Derivative Trades as a Percentage of Total Trades	24.2%	23.2%	23.1%	21.8%	21.8%	22.2%	21.9%	22.1%	21.9%	21.3%	21.2%	20.8%	21.5%	70 bp	(270) bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (6)	444,864	438,522	439,118	446,305	443,694	434,822	431,456	423,532	415,950	417,150	417,379	420,191	420,203	—	(6)%
Average Margin Balances	64,014	63,946	61,502	62,309	61,368	63,600	66,425	68,827	67,614	69,730	73,206	73,326	72,755	(1)%	14%
Average Bank Deposit Account Balances (7)	100,404	97,893	94,991	95,518	95,553	92,075	90,774	88,819	86,844	85,195	83,979	82,806	82,336	(1)%	(18)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (8,9) (in millions of dollars)
Equities	675	(3,039)	6,099	7,903	8,182	7,624	10,379	3,472	5,734	3,379	10,908	5,609	5,217
Hybrid	(828)	(1,457)	(1,466)	(1,596)	(501)	(1,330)	(439)	(703)	(558)	(843)	(1,155)	(1,377)	(432)
Bonds	2,723	1,094	255	6,104	7,510	9,883	7,561	5,949	5,854	6,346	8,651	10,919	11,015
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (8)	(5,853)	(12,245)	(9,267)	(7,406)	(966)	(1,348)	(1,607)	(4,818)	(5,544)	(4,254)	(4,679)	(4,003)	(1,261)
Exchange-Traded Funds (9)	8,423	8,843	14,155	19,817	16,157	17,525	19,108	13,536	16,574	13,136	23,083	19,154	17,061
Money Market Funds	13,388	16,976	11,670	7,745	11,717	10,129	9,085	(2,357)	9,790	3,858	9,110	8,048	9,672
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs. Additionally, 2024 includes an outflow from a large international relationship of $0.1 billion in August and an inflow of $10.3 billion from a mutual fund clearing services client in April. 2023 also includes outflows from a large international relationship of $0.8 billion in September, $6.2 billion in October, $5.4 billion in November, and $0.6 billion in December.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Beginning October 2023, Retirement Plan Participants was expanded to include accounts in Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business. September 2023 has been recast to reflect this change.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets; client cash excludes brokered CDs issued by Charles Schwab Bank.
(6) Represents average total interest-earning assets on the Company’s balance sheet.
(7) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(8) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(9) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s third quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below. Beginning in the third quarter of 2023, these adjustments also include restructuring costs, which the Company began incurring in connection with its previously announced plans to streamline its operations to prepare for post-integration of Ameritrade. See Part I – Item 1 – Note 10 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 for additional information.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio
Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for Charles Schwab Bank, SSB (CSB), adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.
Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria. Additionally, the Company uses adjusted Tier 1 Leverage Ratio in managing capital, including its use of the measure as its long-term operating objective.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$3,005	$1,408	$3,223	$1,125	$8,890	$4,102	$9,194	$4,022
Acquisition and integration-related costs (1)	(23)	23	(106)	106	(97)	97	(334)	334
Amortization of acquired intangible assets	(130)	130	(135)	135	(389)	389	(404)	404
Restructuring costs (2)	—	—	(279)	279	18	(18)	(279)	279
Income tax effects (3)	N/A	(36)	N/A	(127)	N/A	(111)	N/A	(247)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,852	$1,525	$2,703	$1,518	$8,422	$4,459	$8,177	$4,792
(1) Acquisition and integration-related costs for the three and nine months ended September 30, 2024 primarily consist of $9 million and $44 million of compensation and benefits, $3 million and $32 million of professional services, and $8 million and $13 million of depreciation and amortization. Acquisition and integration-related costs for the three and nine months ended September 30, 2023 primarily consist of $52 million and $158 million of compensation and benefits, $37 million and $111 million of professional services, $7 million and $21 million of occupancy and equipment, and $4 million and $26 million of other.
(2) Restructuring costs for the nine months ended September 30, 2024 reflect a change in estimate of $34 million in compensation and benefits, offset by $3 million of occupancy and equipment and $13 million of other. Restructuring costs for the three and nine months ended September 30, 2023 primarily consist of $276 million of compensation and benefits.
(3) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$1,842	38.0%	$1,383	30.0%	$5,387	37.7%	$5,184	36.1%
Acquisition and integration-related costs	23	0.5%	106	2.3%	97	0.7%	334	2.3%
Amortization of acquired intangible assets	130	2.7%	135	2.9%	389	2.7%	404	2.8%
Restructuring costs	—	—	279	6.1%	(18)	(0.1)%	279	1.9%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$1,995	41.2%	$1,903	41.3%	$5,855	41.0%	$6,201	43.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,299	$.71	$1,017	$.56	$3,761	$2.05	$3,723	$2.03
Acquisition and integration-related costs	23.01		106.06		97.05		334.18
Amortization of acquired intangible assets	130.07		135.07		389.21		404.22
Restructuring costs	—	—	279.15		(18)	(.01)	279.15
Income tax effects	(36)	(.02)	(127)	(.07)	(111)	(.05)	(247)	(.13)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,416	$.77	$1,410	$.77	$4,118	$2.25	$4,493	$2.45

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Return on average common stockholders’ equity (GAAP)	14%	14%	14%	18%
Average common stockholders’ equity	$36,393	$28,274	$34,895	$27,747
Less: Average goodwill	(11,951)	(11,951)	(11,951)	(11,951)
Less: Average acquired intangible assets — net	(7,938)	(8,457)	(8,067)	(8,589)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,735	1,822	1,747	1,830
Average tangible common equity	$18,239	$9,688	$16,624	$9,037
Adjusted net income available to common stockholders (1)	$1,416	$1,410	$4,118	$4,493
Return on tangible common equity (non-GAAP)	31%	58%	33%	66%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	September 30, 2024
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	9.7%	11.2%
Tier 1 Capital	$43,692	$32,225
Plus: AOCI adjustment	(14,620)	(12,669)
Adjusted Tier 1 Capital	29,072	19,556
Average assets with regulatory adjustments	450,752	287,924
Plus: AOCI adjustment	(15,353)	(13,480)
Adjusted average assets with regulatory adjustments	$435,399	$274,444
Adjusted Tier 1 Leverage Ratio (non-GAAP)	6.7%	7.1%